Exhibit 10.1

AMENDMENT TO
FORWARD PURCHASE AGREEMENT

This Amendment to Forward Purchase Agreement (this “Amendment”) is entered into as of October 21, 2022, by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (“Parent”), Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and the purchasing parties signatory hereto (the “Purchasing Parties”).

WHEREAS, in connection with the entry into that certain Agreement and Plan of Merger, dated as of the date of July 4, 2022, by and among Parent, the Company and HSAC Olympus Merger Sub, Inc. (the “Merger Agreement”), the Purchasing Parties, Parent and the Company have entered into that certain Forward Purchase Agreement dated as of July 4, 2022 (the “Original Forward Purchase Agreement”);

WHEREAS, the parties desire to amend the Original Forward Purchase Agreement as more fully set forth herein; and

WHEREAS, capitalized and other defined terms used in this Amendment and not otherwise defined herein have the respective meanings given to them in the Original Forward Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Amendments to the Original Forward Purchase Agreement.

Section 6 of the Original Forward Purchase Agreement is amended to add the following:

“(d) No Premium. Notwithstanding Section 1(b) hereof, no Purchasing Party shall pay a per share price for Market Transaction Shares that exceeds, nor shall the Per Share Price exceed, and the Per Share Price shall be reduced to the extent necessary to prevent it from exceeding, the redemption price available to Parent shareholders exercising redemption rights at the Shareholder Meeting referred to in the Form S-4 Registration Statement initially filed by Parent with the Securities and Exchange Commission on August 8, 2022, including the prospectus included therein, and any amendments or supplements thereto (the “Form S-4”).

(e) No Business Combination Support. Each Purchasing Party agrees that it shall not vote its Forward Purchase Shares, Market Transaction Shares or any other Parent Ordinary Shares acquired by such Purchasing Party, directly or indirectly, outside of the redemption offer set forth in the Form S-4 (“Subsequent Shares”) in favor of approving the Business Combination (as defined in the Form S-4).

(f) No Redemption Rights. Each Purchasing Party hereby waives the right to exercise redemption rights with respect to any of the Forward Purchase Shares, Market Transaction Shares or any Subsequent Shares, and agrees that it will not seek redemption with respect to such shares, in connection with any vote to approve the Business Combination.”

2. No Waiver.

No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

3. Miscellaneous.

(a) Entire Agreement. The Original Forward Purchase Agreement, as amended by this Amendment, together with the agreements referenced therein, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged therein. No provision of this Amendment may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

(b) Ratification. Except as amended hereby, the terms and provisions of the Original Forward Purchase Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Original Forward Purchase Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

(c) Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(d) Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

(e) Incorporation by Reference. Sections 3(a)-(d), 4(a), 4(c), 4(e)-(f), 5(a) and 9 of the Original Forward Purchase Agreement are hereby incorporated by reference herein mutatis mutandis, and such representations made therein are made herein with respect to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

PURCHASING PARTIES:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

RTW Venture fund limited

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Managing Partner

Address for Notices:
40 10th Avenue, Floor 7
New York, NY 10014

PARENT:
Health Sciences Acquisitions Corporation 2

By:	/s/ Roderick Wong
Roderick Wong, M.D.
Chief Executive Officer

COMPANY
Orchestra BioMed, Inc.

By:	/s/ David Hochman
	Name:	David Hochman
	Title:	Chief Executive Officer